UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)             December 30, 2004

ESCHELON TELECOM, INC.

(Exact name of registrant as specified in its charter)

DELAWARE		41-1843131
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

730 Second Avenue
Minneapolis, MN		55402
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code) (612) 376-4400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On December 31, 2004, we, our subsidiaries and two newly-formed, wholly-owned subsidiaries, Eschelon Telecom of California, Inc. and Business Productivity Solutions, Inc., entered into a supplemental indenture to the indenture dated March 17, 2004, between us, our subsidiaries and The Bank of New York Trust Company, N.A., as trustee, pursuant to which those subsidiaries became guarantors of the notes issued thereunder. In addition, on December 31, 2004, those subsidiaries entered into supplements to the Security Agreement, dated March 17, 2004, between us, our subsidiaries and The Bank of New York Trust Company, N.A., as collateral agent, pursuant to which those subsidiaries provided security in favor of the trustee for the benefit of the holders of the notes.

The notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (as such terms are defined under the Securities Act) except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Item 2.01               Completion of Acquisition or Disposition of Assets

On December 31, 2004, we completed the acquisition of 100% of the issued and outstanding capital stock of Advanced TelCom, Inc., a Delaware corporation (the ATI Acquisition), from Advanced TelCom Group, Inc., a Delaware corporation and a subsidiary of General Electric Capital Corporation (GECC) for $45,480,500 in cash.  In connection with the ATI Acquisition, on December 31, 2004, we redeemed 6,780,541 shares of our Series A Convertible Preferred Stock held by NTFC Capital Corporation, a Delaware corporation and a subsidiary of GECC, for $5,085,405 million in cash.

On January 3, 2005, we issued a press release announcing the completion of the ATI Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information contained in the press release attached as Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such press release be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 3.02               Unregistered Sales of Equity Securities

On December 30, 2004, we sold 20,000,000 shares of our Series B Convertible Preferred Stock (the Shares) to our existing equity sponsors for net cash proceeds of $15 million. The shares were offered and sold in reliance on Section 4(2) under the Securities Act of 1933 in a transaction meeting the requirements of Rule 506 under the Securities Act.

The Shares can be converted into common stock upon an initial public offering in which the Company receives proceeds in excess of $50,000,000 or upon consent of at least 60% of the holders of the Company’s Preferred Stock. The initial conversion price for the Shares is the original issue price of $0.75 per share; the conversion price, however, is subject to adjustment for dilutive issuances.

Item 5.02(b)          Departure of Director

On December 31, 2004, Anthony J. Cassara, a member of our board of directors, resigned his position as a director, effective December 31, 2004.

Item 9.01               Financial Statements and Exhibits

Neither financial statements nor pro forma financial information required by Regulation S-X under the Securities Act relating to the ATI Acquisition referred to in Item 2.01 above have been included in this Report. We expect to file all such information not later than 71 days after the date hereof.

Exhibits

99.1         Press Release dated January 3, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 5, 2005	Eschelon Telecom, Inc.

/s/ Geoffrey M. Boyd
	By:	Geoffrey M. Boyd
	Title:	Chief Financial Officer